Exhibit 99.1

NORTHFIELD, Illinois, July 22, 2015 -- Stepan Company (NYSE: SCL) today reported:

Stepan Reports Higher Second Quarter and First Half Results

and Announces Dividend

Second Quarter Highlights

•	Reported net income was $16.9 million or $0.74 per diluted share versus $24.4 million or $1.06 per diluted share in the prior year.

•	Adjusted net income* was $20.9 million or $0.91 per diluted share versus $20.6 million or $0.90 per diluted share in the prior year.

•

Surfactant and Polymer sales volumes increased 1% and 3%, respectively. Surfactant operating income was $24.2 million, up 26% versus prior year.  Polymers operating income was $23.4 million, up 27% versus prior year.

•	Net income was $1.8 million or $0.08 per diluted share lower due to the negative impacts of a stronger U.S. dollar.

First Half Highlights

•	Reported net income was $38.2 million or $1.67 per diluted share versus $37.4 million or $1.63 per diluted share in the prior year.

•	Adjusted net income was $41.3 million or $1.80 per diluted share versus $33.4 million or $1.46 per diluted share in the prior year.

•	Net income was $3.6 million or $0.16 per diluted share lower due to the negative impacts of a stronger U.S. dollar.

*

Adjusted net income is a non-GAAP measure which excludes Deferred Compensation Income/ Expense as well as other significant and infrequent/non-recurring items. See Table II for this non-GAAP reconciliation.

“Our second quarter operating results benefited from earnings momentum in Surfactants and Polymers, partially offset by a decline in Specialty Products,“ said F. Quinn Stepan, Jr., President and Chief Executive Officer. “Actions taken in 2014 to improve product mix, reduce costs, and improve efficiency contributed to income growth despite the negative impacts of a strong U.S. dollar.”

“While we are pleased with our year over year improvement during the first half, our focus remains on delivering meaningful growth during the remainder of this year and beyond.  During the quarter, we made significant progress on a number of key strategic initiatives. Our long-term supply agreement with The Sun Products Corporation, announced on July 9, 2015, will significantly improve our North American capacity utilization.  The purchase of a sulfonation plant in Bahia, Brazil provides us with additional capacity to serve the growing consumer and functional markets throughout Brazil.  We expect continued earnings growth from Polymers, new investments in Latin America and improved operations globally.”

Financial Summary

	Three Months Ended June 30			Six Months Ended June 30
($ in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change

Net Sales	$452,414	$504,111	-10%	$912,865	$981,553	-7%

Operating Income	$28,595	$36,914	-23%	$63,773	$59,437	7%

Net Income	$16,914	$24,353	-31%	$38,184	$37,371	2%

Earnings per Diluted Share	$0.74	$1.06	-30%	$1.67	$1.63	2%

Adjusted Net Income *	$20,912	$20,626	1%	$41,344	$33,393	24%

Adjusted Earnings per Diluted Share*	$0.91	$0.90	1%	$1.80	$1.46	23%

* See Table II for a reconciliation of non-GAAP Adjusted Net Income and Earnings per Diluted Share.

Summary of Second Quarter Adjusted Net Income Items

Adjusted net income excludes non-operational deferred compensation income and/or expense as well as certain other significant and infrequent or non-recurring items.

•	Deferred Compensation: The current year quarter includes $4.0 million of after-tax expense versus $3.7 million of after-tax income in the prior year.

Percentage Change in Net Sales

The decrease in quarterly net sales was primarily due to the negative impact of foreign currency translations resulting from the strengthening U.S. dollar and lower selling prices attributable to lower raw material costs.  These decreases were partially offset by volume growth in both the Surfactant and Polymer segments.

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Volume	1%	2%
Selling Price	-4%	-3%
Foreign Translation	-7%	-6%
Total	-10%	-7%

Segment Results

Segment Net Sales

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
($ in thousands)	2015	2014	% Change	2015	2014	% Change
Net Sales
Surfactants	$299,743	$333,761	-10%	$630,294	$669,471	-6%
Polymers	133,613	148,270	-10%	242,977	267,377	-9%
Specialty Products	19,058	22,080	-14%	39,594	44,705	-11%
Total Net Sales	$452,414	$504,111	-10%	$912,865	$981,553	-7%

Segment Operating Income

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
($ in thousands, all amounts pre-tax )	2015	2014	% Change	2015	2014	% Change

Operating Income
Surfactants	$24,232	$19,239	26%	$57,996	$37,577	54%
Polymers	$23,429	$18,444	27%	$38,214	$29,270	31%
Specialty Products	$1,522	$3,550	-57%	$3,766	$7,571	-50%

Total segment operating income increased $8.0 million or 19% versus the prior year quarter.  Total segment operating income is up $25.6 million or 34% year to date.

•

Surfactant sales were $299.7 million in the second quarter, $34.0 million less than prior year.  The translation impact of a stronger U.S. dollar decreased sales by $24.0 million.  Sales volume was up 1% in the second quarter. North American sales volume was down 2%.  Higher North American consumer product and agricultural sales were offset by lower oil field sales. Strong volume growth in Europe and Brazil was partially offset by lower sales in Asia and Mexico.  Surfactant operating income increased $5.0 million or 26% versus the prior year quarter.  All regions, with the exception of Asia, delivered operating income growth in the quarter.

•

Polymer sales were $133.6 million in the second quarter, $14.7 million less than prior year.  The translation impact of a stronger U.S. dollar decreased sales by $8.7 million.  Sales volume was up 3% in the quarter primarily due to continued growth in North American and European polyols used in rigid foam insulation and insulated metal panels.  Operating income increased $5.0 million or 27% versus the prior year quarter to a record $23.4 million.  This operating income growth was primarily attributable to the volume growth in North American rigid polyols and improved results in the C.A.S.E (Coatings, Adhesives, Sealants and Elastomers) markets.

•

Specialty Products operating income declined $2.0 million or 57% versus the prior year quarter.  This decline was due to both lower sales volume and gross profit margins.  The margin decline was attributable to higher raw material costs required to serve the nutraceutical markets and recurring timing differences in pharmaceutical sales.

Corporate Expenses

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
($ in thousands)	2015	2014	% Change	2015	2014	% Change

Total - Corporate Expenses	$20,588	$4,319	377%	$36,203	$14,981	142%

Deferred Compensation Expense/(Income)*	$6,573	($5,417)	NM	$8,150	($5,665)	NM

Adjusted Corporate Expense	$14,015	$9,736	44%	$28,053	$20,646	36%

* See Table III for a discussion of deferred compensation plan accounting.

•

For the second quarter, corporate expenses, excluding deferred compensation, increased $4.3 million or 44% for the quarter.  This increase was mostly attributable to higher incentive-based compensation, group insurance expenses and consulting expenses related to the efficiency initiative. The year to date increase of $7.4 million, or 36%, is attributable to these same items.

Income Taxes

The effective tax rate was 30% for the first half of 2015 compared to 27% for the first half of 2014.  The increase was driven by changes in the geographical mix of income and an unfavorable non-recurring tax charge related to a foreign income tax audit recorded in the second quarter of 2015.

Selected Balance Sheet Information

The Company’s net debt level decreased $8 million for the quarter while the Net Debt ratio dropped from 26% to 24%.

($ in millions)

	6/30/15	3/31/15	12/31/14
Net Debt
Total Debt	$ 260.5	$ 283.7	$ 273.9
Cash	82.4	97.3	85.2
Net Debt	$178.1	$186.4	$188.7
Equity	552.0	530.5	536.9
Net Debt + Equity	$730.1	$716.9	$725.6

Net Debt / (Net Debt + Equity)	24%	26%	26%

On July 13, 2015, the Company announced that it had completed a $100 million offering of 3.95% Senior Notes due in 2027.  The debt proceeds will be used to fund typical capital expenditures, pay off existing higher cost debt according to normal payoff schedules, and fund investments that support the Company’s strategic initiatives.

The major working capital components are:

($ in millions)

	6/30/15	3/31/15	12/31/14
Net Receivables	$264.5	$271.5	$270.5
Inventories	178.6	172.2	183.2
Accounts Payable	(140.0)	(142.1)	(157.0)
	$303.1	$301.6	$296.7

The Company had capital expenditures of $26 million during the quarter and has spent $54 million for the first half of 2015.  This compares to $19 million and $39 million, respectively, in the prior year.

Outlook

“After six months, we remain on track to re-establish earnings momentum for the full year,” said F. Quinn Stepan, Jr., President and Chief Executive Officer.

“In the second half, Surfactant earnings should benefit from new commodity laundry volumes in North and Latin America, continued diversification of our business in Europe as well as contributions from improved operations and our efficiency program.  We expect continued Polymer income growth in 2015 driven by higher polyol volumes used in rigid insulation and metal panels.  Our construction projects to add polyol capacity in China and Poland are progressing and both should start production in 2016.”

Dividend Declaration

The Board of Directors of Stepan Company declared a quarterly cash dividend on its common stock of $0.18 per share.  The dividend is payable on September 15, 2015, to common stockholders of record on August 31, 2015. The Company increased its quarterly cash dividend by $0.01 per share in the fourth quarter of 2014, marking the 47th consecutive year of paying increased dividends.

Conference Call

Stepan Company will host a conference call to discuss the current quarter results at 9:00 a.m. ET (8:00 a.m. CT) on July 22, 2015. Telephone access to the live conference call will be available by dialing +1 (800) 728-2056.  To listen to a live webcast of this call, please go to our website at: www.stepan.com, click on investor relations, next click on conference calls and follow the directions on the screen.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries.  Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning compounds.  The Company is also a leading supplier of Polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, Elastomers) industries.

Headquartered in Northfield, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL.  For more information about Stepan Company please visit the Company online at www.stepan.com

Contact: Scott D. Beamer                              (847) 446-7500

* * * * *

Tables follow

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied.  The most significant of these uncertainties are described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, including the expenditures necessary to address and resolve environmental claims and proceedings, and general economic conditions.  These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Table I

STEPAN COMPANY For the Three and Six Months Ended June 30, 2015 and 2014 (Unaudited – 000’s Omitted)

	Three Months Ended June 30		Six Months Ended June 30

	2015	2014	2015	2014

Net Sales	$452,414	$504,111	$912,865	$981,553
Cost of Sales	372,902	432,522	756,911	846,940
Gross Profit	79,512	71,589	155,954	134,613

Operating Expenses:
Selling	14,265	13,493	27,262	27,639
Administrative	24,055	9,052	43,394	23,483
Research, Development and Technical Services	12,597	12,130	24,387	24,054
	50,917	34,675	95,043	75,176

Gain on Sale of Product Line	-	-	2,862	-
Operating Income	28,595	36,914	63,773	59,437

Other Income (Expense):
Interest, Net	(2,869)	(3,021)	(6,923)	(5,978)
Loss from Equity in Joint Venture	(1,815)	(1,243)	(3,055)	(2,694)
Other, Net	235	556	887	530
	(4,449)	(3,708)	(9,091)	(8,142)

Income Before Income Taxes	24,146	33,206	54,682	51,295
Provision for Income Taxes	7,205	8,838	16,455	13,919
Net Income	16,941	24,368	38,227	37,376

Net Income Attributable to Noncontrolling Interests	(27)	(15)	(43)	(5)

Net Income Attributable to Stepan Company	$ 16,914	$ 24,353	$ 38,184	$ 37,371

Net Income Per Common Share Attributable to Stepan Company
Basic	$ 0.74	$ 1.07	$ 1.68	$ 1.64
Diluted	$ 0.74	$ 1.06	$ 1.67	$ 1.63

Shares Used to Compute Net Income Per Common Share Attributable to Stepan Company
Basic	22,742	22,763	22,731	22,768
Diluted	22,871	22,931	22,850	22,948

Table II

Reconciliation of Non-GAAP Net Income and Earnings Per Diluted Share

		Three Months Ended June 30, 2015					Six Months Ended June 30, 2015
($ in thousands, except per share amounts)	2015	EPS	2014	EPS	2015	EPS	2014	EPS

Net Income Reported	$16,914	$0.74	$24,353	$1.06	$38,184	$1.67	$37,371	$1.63
Deferred Compensation Expense/ (Income)	3,998	$0.17	(3,727)	($0.16)	4,593	$0.20	(3,978)	($0.17)
Environmental Remediation Expense	-	-	-	-	341	$0.01	-	-
Gain on Divestiture of Product Line	-	-	-	-	(1,774)	($0.08)	-	-

Adjusted Net Income	$20,912	$0.91	$20,626	$0.90	$41,344	$1.80	$33,393	$1.46

* All amounts in this Table are presented after-tax

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance.  Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators.  These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table III

Deferred Compensation Plan

The full effect of the deferred compensation plan on quarterly pretax income was $6.4 million of expense versus $6.0 million of income in the prior year quarter.  The year to date impact was $7.4 million of expense versus $6.4 million of income in the prior year.  The accounting for the deferred compensation plan results in operating income when the price of Stepan Company common stock or mutual funds held in the plan fall and expense when they rise.  The Company also recognizes the change in value of mutual funds as investment income or loss.  The quarter end market prices of Stepan Company common stock are as follows:

	2015				2014
	12/31	9/30	6/30	3/31	12/31	9/30	6/30	3/31
Stepan Company	N/A	N/A	$54.11	$41.66	$40.08	$44.38	$52.86	$64.56

The deferred compensation income statement impact is summarized below:

	Three Months Ended June 30, 2015		Six Months Ended June 30, 2015
($ in thousands)	2015	2014	2015	2014

Deferred Compensation
Administrative (Expense)	($6,573)	$5,417	($8,150)	$5,665
Other, net – Mutual Fund Gain	126	594	743	751
Total Pretax	($6,447)	$6,011	($7,407)	$6,416

Total After Tax	($3,998)	$3,727	($4,593)	$3,978

Table IV

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. As a result, foreign subsidiary income statements are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. Because foreign exchange rates fluctuate against the U.S. dollar over time, foreign currency translation affects period-to-period comparisons of financial statement items (i.e., because foreign exchange rates fluctuate, similar period-to-period local currency results for a foreign subsidiary may translate into different U.S. dollar results).  Below is a table that presents the impact that foreign currency translation had on the changes in consolidated net sales and various income line items for the three and six month periods ending June 30, 2015:

($ in millions)	Three Months Ended June 30, 2015		Increase (Decrease)	(Decrease) Due to Foreign Currency Translation
	2015	2014
Net Sales	$ 452.4	$ 504.1	($51.7)	($33.6)
Gross Profit	79.5	71.6	7.9	(5.1)
Operating Income	28.6	36.9	(8.3)	(3.1)
Pretax Income	24.1	33.2	(9.1)	(2.6)

($ in millions)	Six Months Ended June 30, 2015		Increase (Decrease)	(Decrease) Due to Foreign Currency Translation
	2015	2014
Net Sales	$912.9	$981.6	($68.7)	($63.2)
Gross Profit	156.0	134.6	21.4	(10.0)
Operating Income	63.8	59.4	4.4	(6.1)
Pretax Income	54.7	51.3	3.4	(5.1)

Table V

Stepan Company

Consolidated Balance Sheets

June 30, 2015 and December 31, 2014

	2015 June 30	2014 December 31
ASSETS

Current Assets	$564,384	$575,556

Property, Plant & Equipment, Net	536,837	524,195

Other Assets	60,339	62,263

Total Assets	$1,161,560	$1,162,014

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$233,973	$249,513

Deferred Income Taxes	15,453	15,804

Long-term Debt	235,644	246,897

Other Non-current Liabilities	124,528	112,856

Total Stepan Company Stockholders’ Equity	550,519	535,546

Noncontrolling Interest	1,443	1,398

Total Liabilities and Stockholders’ Equity	$1,161,560	$1,162,014